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              THE AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.
                         MANAGEMENT STOCK OPTION PLAN

This Management Stock Option Plan is hereby adopted by the Board of Directors of American Axle & Manufacturing of Michigan, Inc., a corporation organized under the laws of Michigan (the "Company"), as of October 29, 1997.

                                   ARTICLE I

                                PURPOSE OF PLAN

The Plan is adopted by the Board for certain management Employees as a part of the compensation and incentive arrangements for such Employees. The Plan is intended to advance the Company's best interests by allowing such Employees to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ of the Company and its Subsidiaries. It is anticipated that the availability of Options under the Plan will also enhance the Company's ability to attract and retain individuals of exceptional talent to contribute to the progress, growth and profitability of the Company and its Subsidiaries.

                                  ARTICLE II

                                  DEFINITIONS

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

"Acceleration Event" shall mean an event with respect to which the Plan provides for the acceleration of the vesting of Options, as provided in
Section 5.3.

"Affiliate" shall mean, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, such Person, or (ii) any director, officer, partner, member or employee of such Person or any Person specified in clause (i) above; provided, that officers, directors or employees of the Company (or one of its Subsidiaries) shall be deemed not to be Affiliates of Blackstone for purposes hereof solely by reason of being officers, directors or employees of the Company (or one of its Subsidiaries).

"Blackstone" shall mean collectively, Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., The Blackstone Group L.P., Blackstone Family Investment Partnership II L.P. and their Affiliates (other than the Company and its Subsidiaries).

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                                                                              2

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean (i) neglect of or willful and continuing refusal to perform one's duties (other than due to Disability), (ii) a breach of any non-competition/no raid covenants the Participant is subject to, (iii) engaging in conduct which is demonstrably injurious to the Company, the Company's Subsidiaries or Affiliates, or Blackstone (including, without limitation, a breach of any confidentiality covenant the Participant is subject to), or (iv) a conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude, dishonesty or theft, in each case as determined in the sole discretion of the Board.

"Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions, other than Blackstone, employees or directors of the Company or their respective Affiliates, of ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally.

"Class I Performance Options" shall mean the management case performance options described in Section 5.2(c) hereof.

"Class II Performance Options" shall mean the performance options described in
Section 5.2(d) hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

"Committee" shall mean the Compensation Committee of the Board.

"Common Stock" shall mean the common shares of the Company.

"Company" shall mean American Axle & Manufacturing of Michigan, Inc., a corporation organized under the laws of Michigan.

"Control" (including, with correlative meaning, all conjugations thereof) shall mean with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

"Cumulative EBITDA" shall mean with respect to any Performance Option, the sum of the EBITDA for the period commencing on the January 1 of the year following the Grant Date and ending on the Determination Date of the Plan Year.

"Cumulative EBITDA Targets" shall mean with respect to any Performance Option, the sum of the relevant EBITDA Targets for the period commencing on the January 1 of the year following the Grant Date and ending on the Determination Date of the Plan Year.


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                                                                              3

"Determination Date" shall mean the last day of the Plan Year.

"Disability" shall mean the inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Board may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Board and a Participant (or his Representative) shall furnish the Board with medical evidence documenting the Participant's disability or infirmity which is satisfactory to the Board.

"EBITDA" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the net income of the Company and its Subsidiaries for such period, plus the following (only to the extent used in calculating net income for such period): (a) net interest expense; (b) tax expense; (c) expenses related to Blackstone's monitoring and management fees;
(d) any one time charge or gain relating to the Recapitalization; (e) any gain or loss on the sale of fixed assets; and (f) depreciation and amortization of tangible and intangible assets, all as determined in accordance with generally accepted accounting principles, with appropriate adjustments for non-recurring events as determined by the Board.

"EBITDA Target" shall mean, with respect to each fiscal year, the EBITDA amount that must be achieved to become vested in Criteria I as described in
Section 5.2.

"EBITDA Target (Class I)" shall mean, with respect to each fiscal year, the amount set forth in the following table opposite such year:

    Fiscal Year Ending                   EBITDA Target (Class I)
                                                  (in millions)
             1998                                 $253.1
             1999                                 $306.2
             2000                                 $328.2
             2001                                 $339.7
             2002                                 $339.7

and such other targets as are established by the Committee with respect to subsequent years. The Board shall make equitable adjustments to such targets in the event (i) the fiscal year is modified or (ii) there are changes in the Company's accounting policies. The Board may make adjustments to the above targets to the extent that the expenses incurred by the Company, with respect to new operating leases entered into after October 29, 1997 ("New Operating Leases"), differ from the expenses projected for New Operating Leases in the Confidential Information

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                                                                              4

Memorandum relating to the Senior Secured Credit Facilities, dated October 1997.

"EBITDA Target (Class II)" shall mean with respect to each fiscal year, the amount set forth in the following table opposite such year:

      Fiscal Year Ending               EBITDA Target (Class II)
                                                (in millions)
               1998                             $291.1
               1999                             $352.1
               2000                             $377.4
               2001                             $390.7
               2002                             $390.7

and such other targets as are established by the Committee with respect to subsequent years. The Board shall make appropriate adjustments to such targets in the event (i) the fiscal year is modified or (ii) there are changes in the Company's accounting policies. The Board may make adjustments to the above targets to the extent that the expenses incurred by the Company, with respect to new operating leases entered into after October 29, 1997 ("New Operating Leases"), differ from the expenses projected for New Operating Leases in the Confidential Information Memorandum relating to the Senior Secured Credit Facilities, dated October 1997.

"Employee" shall mean any employee of the Company or any of its Subsidiaries.

"Employment Agreement" shall mean any employment agreement between a Participant and the Company, as amended from time to time.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exercise Price" shall mean the amount that a Participant must pay to exercise an Option with respect to one Option Share subject to such Option.

"Fair Market Value" shall mean, with respect to any Common Stock:

         (i) prior to an initial Public Offering, the fair market value of the Common Stock as determined in good faith by the Board based on the value of the Company as a going concern, but without any discount with respect to the minority ownership represented by such shares or the contractual restrictions on the Transfer of the Shares; or

         (ii) on and after an initial Public Offering, the average of its closing price for the 20 trading days immediately preceding the day of the valuation.


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                                                                              5


"Financing Default" shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default by the Company or any of its Subsidiaries (which event of default has not been cured or waived) under any of the following as they may be amended from time to time:
(i) The Credit Agreement (the "Credit Agreement") dated on or about the Recapitalization Closing Date, among the Company, American Axle & Manufacturing, Inc ("AAM"), The Chase Manhattan Bank, The Chase Manhattan Bank Delaware and any other financial institutions party thereto, and any extensions, renewals, refinancing or refundings thereof in whole or in part;
(ii) any other agreement under which an amount of indebtedness (in excess of $5,000,000) of the Company or any of its Subsidiaries is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancing or refundings thereof in whole or in part; (iii) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) and
(ii) above; and (iv) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) and (ii) above, and any extensions, renewals, refinancing or refundings thereof in whole or in part.

"Good Reason" shall mean a material reduction in base salary, or a material reduction in bonus, in either case as determined in the sole discretion of the Board. The Participant shall be deemed to have voluntarily terminated employment with Good Reason if he Retires on or after the third anniversary of the Recapitalization Closing Date. However, if a Participant Retires prior to the third anniversary, he shall be deemed to have voluntarily terminated employment without Good Reason.

"Grant Date" shall mean the date an Option is granted pursuant to this Plan.

"Option" shall mean, with respect to any Participant, any Time Option or Performance Option.

"Option Agreement" shall mean an option agreement between a Participant and the Company, substantially in the form of one of the agreements attached hereto as Exhibit A.

"Option Shares" shall mean, with respect to any Participant, any Shares issuable or issued by the Company upon exercise of any Option by such Participant, as adjusted as a result of any stock dividend, stock split, merger, consolidation, reorganization or other recapitalization.

"Participant" shall mean any Employee who holds an outstanding Option granted under this Plan.

"Performance Options" shall mean Class I Options and Class II Options, collectively.

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                                                                              6

"Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Plan" shall mean this Management Stock Option Plan, as amended from time to time.

"Plan Year" shall mean initially the calendar year beginning January 1, 1998 and ending on December 31, 1998, and thereafter each of the calendar years from 1999 through 2004.

"Public Offering" shall mean the sale of Shares pursuant to an effective registration statement under the Securities Act, which results in an active trading market in Common Stock. If the Common Stock is listed on a United States securities exchange or is quoted on the NASDAQ National Market, it shall be deemed to be actively traded.

"Recapitalization" shall be given the same meaning as in the Recapitalization Agreement.

"Recapitalization Agreement" shall mean the agreement dated as of September 19, 1997 among the Company, American Axle & Manufacturing, Inc. ("AAM"), Jupiter Capital Corporation, Mr. Richard E. Dauch, Mr. Morton E. Harris and AAM Acquisition, Inc.

"Recapitalization Closing Date" shall mean the date of the closing of the Recapitalization.

"Recapitalization Price" shall mean $16,811.78 per share.

"Representative" shall mean (i) in the case of death, the executor, liquidator or administrator of the deceased Participant's estate or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution and (ii) in the case of Disability, his or her legal guardian or legal representative.

"Retire" shall mean, with respect to any Participant, such Participant's voluntary resignation at any time after attaining age 65 (or at any earlier date with the advanced permission of the Company).

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Shares" shall mean any shares of Common Stock issuable or issued by the Company.

"Subsidiary" shall mean any corporation of which the Company owns, directly or through one or more subsidiaries, securities having a majority of the ordinary voting power in electing the board of directors of such corporation.


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                                                                              7

"Time Options" shall mean the options described in Section 5.1 hereof.


"Transfer" shall mean, with respect to any Option, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law), or any act thereof, of such Option or any interest therein.

                                 ARTICLE III

                    LIMITATION ON AVAILABLE OPTION SHARES

3.1 Option Shares. The aggregate number of Shares with respect to which Options may be granted under the Plan shall not exceed 1,425 Shares, which represents 12% of the Common Stock outstanding on a fully diluted basis as of the Recapitalization Closing Date (to be divided equally among Time Options, Class I Performance Options and Class II Performance Options); provided, however, that the aggregate number of Shares with respect to which Options may be granted shall be subject to adjustment in accordance with the provisions of Section 9.2 below.

3.2 Status of Option Shares. The Shares of Common Stock for which Options may be granted under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine and shall be reserved by the Committee for issuance under this Plan. To the extent any Options are forfeited, expire or are terminated prior to exercise, the Option Shares in respect of which such Options were issued shall become available for reissuance to Employees pursuant to this Plan or any other plan or agreement approved by the Board.

                                  ARTICLE IV

                               GRANT OF OPTIONS

4.1 Options. Options granted on the Recapitalization Closing Date (the "Initial Grant") shall be granted by the Board. Thereafter, the Committee shall grant Options to such Employees as the Committee may determine. Each Participant granted Options must execute an Option Agreement.

4.2 Exercise Price. The Exercise Price of Options granted hereunder shall be the Fair Market Value of the Shares subject to the Option, determined as of the Grant Date. For purposes of the Initial Grant, the Exercise Price of Options shall be the Recapitalization Price.

4.3 Form of Option. Options granted under this Plan shall be non-qualified stock options and are not intended to be "incentive

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                                                                              8

stock options" within the meaning of Section 422 of the Code or any successor provisions. Options shall be exercisable with respect to the number of Shares covered by the Option to the extent they become both vested and exercisable (as determined below) and shall thereafter be exercisable until they expire or are terminated (as determined below).


4.4 Dilution of Options. Participants shall be subject to the same dilution as the non-Participant holders of Common Stock, and shall not have any preemptive or other special rights.

4.5 Regulatory Approvals. The grant of any Options hereunder following a Public Offering shall be subject to the receipt by the Company of all necessary regulatory approvals.

                                  ARTICLE V

                         VESTING, EXERCISABILITY AND
                    EXPIRATION OF OPTIONS; PUTS AND CALLS

5.1 Time Options. Except as otherwise provided in the Option Agreement, all Time Options granted pursuant to this Plan as part of the Initial Grant shall become completely vested and exercisable in accordance with the following schedule:

                                                     Vested and Exercisable
                                                          Percentage
         Prior to December 31, 1998                            0%
         On or after December 31, 1998                        20%
         On or after December 31, 1999                        40%
         On or after December 31, 2000                        60%
         On or after December 31, 2001                        80%
         On or after December 31, 2002                       100%



For Participants granted Time Options after December 31, 1997, such Options shall become vested and exercisable, with respect to 20% of the Shares subject to such Options, on each of the first five anniversaries of the Grant Date.

5.2      Performance Options.

         (a) Except as otherwise provided in the Option Agreement, all Performance Options granted pursuant to this Plan shall become vested and exercisable in accordance with this Section 5.2.

         (b) In order for a Performance Option to become completely vested and exercisable it must be vested in accordance with Criteria I and Criteria II.

         (c) Class I Performance Options.

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                                                                              9

                  (i) Criteria I. Beginning on the January 1 of the year following the Grant Date, Class I Performance Options, with respect to 20% of the Shares subject to each Option, shall become vested in accordance with Criteria I on each Determination Date that the Company's EBITDA for a Plan Year equals or exceeds the EBITDA Target (Class I) for that Plan Year.


                  (ii) Criteria II. Class I Performance Options shall become vested in accordance with Criteria II upon a Change of Control or a Public Offering.

         (d) Class II Performance Options.

                  (i) Criteria I. Beginning on the January 1 of the year following the Grant Date, Class II Performance Options, with respect to 20% of the Shares subject to each Option, shall become vested in accordance with Criteria I on each Determination Date that the Company's EBITDA for a Plan Year equals or exceeds the EBITDA Target (Class II) for that Plan Year.

                  (ii) Criteria II. Class II Performance Options shall become vested in accordance with Criteria II upon a Change of Control or a Public Offering.

         (e) Catch-Up. If, beginning January 1 after the Grant Date of a Performance Option, the Company's EBITDA for a Plan Year is less than 100% of the applicable EBITDA Target for such Plan Year (a "Missed Year"), no such Performance Option shall become vested in Criteria I with respect to any additional Shares (the "Missed Shares") on the Determination Date for such Plan Year. If, in any Plan Year subsequent to a Missed Year EBITDA exceeds the applicable EBITDA Target for such Plan Year and Cumulative EBITDA exceeds the applicable Cumulative EBITDA Targets, then Performance Options shall become vested in Criteria I with respect to the Missed Shares attributable to such Missed Year (but only to the extent such Option has not otherwise terminated).

5.3 Acceleration Events. Notwithstanding anything in this Article V to the contrary, Time Options shall become completely vested upon the first to occur of the following Acceleration Events: (i) a Change of Control during a Participant's period of employment, and (ii) to the extent provided in a Participant's Option Agreement, a Participant's termination without Cause or voluntary termination for Good Reason.

5.4 Exercisability in the Event Employment is Terminated. A Participant's unvested Time Options and Performance Options which are unvested in accordance with Criteria I shall expire upon the Participant's termination of employment unless an applicable Acceleration Event has occurred.

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                                                                              10

5.5 Reallocation of Options. Options that are terminated or forfeited may be reallocated to other Employees as determined by the Board or Committee, in consultation with the Chief Executive Officer.

5.6 Expiration Date. Options shall expire at 5:00 p.m. Eastern Standard Time on the day prior to the 12th anniversary of the Grant Date (the "Expiration Date").

5.7 Earlier Expiration Date. Notwithstanding Section 5.5, in the event of termination of employment, Options shall expire prior to the Expiration Date as follows:

         (a) A Participant's Options shall expire immediately, without any payment, upon the Participant's termination of employment if the Participant's employment is terminated for Cause or if the Participant voluntarily terminates employment without Good Reason;

         (b) If the Participant voluntarily terminates employment with Good Reason or if the Participant's employment is terminated without Cause, the Participant's Options shall expire on the later of (i) six months after the Participant's termination of employment or (ii) six months following a Public Offering or Change of Control.

5.8 Calls. The Company shall have the rights specified in Section 5.8(a) to purchase Options and Option Shares from a Participant ("Call") However, there shall be no Calls after the consummation of an initial Public Offering.

         (a)      Call.

                  (i) Option Shares. On or after the date a Participant exercises all or a portion of an Option granted hereunder, the Company shall have the right and option to purchase for a period of 90 days from the date of the Participant's termination of employment for any reason (or, if later, for a period of 200 days from the last date the Participant exercised an Option), and if the Company exercises such right, each Participant shall be required to sell to the Company, any or all of his or her owned Option Shares at a price per share equal to the Fair Market Value (as of the date the Company exercises such right).

                  (ii) Options. The Company shall, after a Participant's employment has terminated, have the right and option to purchase and if the Company exercises such right each Participant shall be required to sell to the Company, any or all of his or her then outstanding Options at a price per Option equal to the Fair Market Value minus the Exercise Price.



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                                                                              11

                  (iii) Notice. If the Company desires to exercise its option to purchase any Options or Option Shares pursuant to this
                  Section 5.8(a), the Company shall, not later than 60 days after the date of the Participant's termination of employment (or, with respect to Section 5.8(a)(i), if later, 170 days from the last date an Option, or a portion of an Option, was exercised), send written notice of its intention to purchase such Shares or Options. The closing of the purchase shall take place at the principal office of the Company on the 30th day after the giving of notice by the Company of its exercise of its option to purchase (the "Closing").

                  (iv) If the Company is prohibited by applicable law from exercising a right pursuant to this Section 5.8(a), then the Company may assign such right to its stockholders on a pro rata basis. In the event that a stockholder does not wish to exercise its assigned right, Blackstone shall have the right (but not the obligation) to exercise such assigned right.

         (b) Deferral of Purchases.

                  (i) The Company shall not be obligated to purchase any Options or Option Shares at any time pursuant to Section 5.8(a), (A) to the extent that the purchase of such Options or Option Shares would result, after giving effect thereto, in a Financing Default, or (B) if doing so would constitute a Financing Default or if immediately prior to such purchase there exists a Financing Default which prohibits such purchase. The Company shall within 20 days of learning of any of the foregoing facts notify the Participant that it is not obligated to purchase the Options or Option Shares pursuant to Section 5.8(a)

         (c) Payment. If at any time the Company elects to purchase any Options or Option Shares pursuant to Section 5.8(a), the Company shall, at the Closing, pay the purchase price for such Options or Option Shares by delivery of a bank cashier's check or certified check for the purchase price.

                                  ARTICLE VI

                             EXERCISE OF OPTIONS

6.1 Right to Exercise. During the lifetime of a Participant, vested and exercisable Options may be exercised only by such Participant (except that, in the event of his or her death or Disability, Options may be exercised by his or her Representative).

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                                                                              12

6.2 Procedure for Exercise. Options may be exercised in whole or in part with respect to any portion that is vested and exercisable. To exercise an Option a Participant (or such other Person who shall be permitted to exercise the Option as set forth in Section 6.1) must complete, sign and deliver to the Company (to the attention of the Company's Secretary) a notice of exercise substantially in the form attached hereto as Annex I (or in such other similar form as the Committee may from time to time adopt and provide to a Participant) (the "Exercise Notice"), together with payment in full of the Exercise Price multiplied by the number of Shares with respect to which the Option is exercised. Payment of the Exercise Price shall be made (i) in cash

(including certified check, bank draft or money order) or (ii) at the discretion of the Committee, with shares of Common Stock with a Fair Market Value equal to the Exercise Price; provided, that such shares of Common Stock have been held by the Participant for no less than six months. Immediately prior to the exercise of any of the Options, the Participant shall enter into a stockholders' agreement in a form to be determined by the Board in its sole discretion. The execution of such stockholders' agreement shall be a condition to the exercise of such Options. A Participant's right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the Exercise Notice.

6.3 Withholding of Taxes. The Company shall withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

                                 ARTICLE VII

                            RIGHTS AND LIMITATIONS

7.1 Registration of Option Shares. Promptly following the first Public Offering, the Company shall file, at its own expense, a registration statement on Form S-8 to register the Option Shares, which Option Shares shall be subject to applicable stockholder agreements.

7.2 Transfer of Options. Unless otherwise provided by the Committee, Options may not be Transferred (other than by will or the laws of descent or distribution).

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                                                                              13

                                 ARTICLE VIII

                                ADMINISTRATION

8.1 Plan Administrator. This Plan shall be administered by the Committee; provided, however, that the Committee may delegate responsibility for the routine administration of the Plan to an officer or officers of the Company.

8.2 Committee Option Grants. The Committee shall have the authority to select Employees to receive Options and to grant Options (except for the Options granted as part of the Initial Grant, which shall be granted by the Board) to Employees in such amounts as it shall determine, in its full discretion.

8.3 Committee Authority. The Committee shall have the sole and complete responsibility and authority to (a) interpret and construe the terms of this Plan; (b) correct any defect, error or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder; and (c) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority, or the Board's determinations on matters within its authority, as the case may be, shall be conclusive and binding upon the Participants, the Company and all other Persons. The Committee may, in its discretion, accelerate the vesting of Options at any time and for any reason.

8.4 Composition of Committee. At any time when the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Committee shall consist of two or more directors who are "non-employee directors," within the meaning of Rule 16b-3 of the Exchange Act. At any time when the Company has a class of common equity securities required to be registered under Section 12 of the Exchange Act, the Committee shall consist of at least two outside directors, within the meaning of Section 162(m)(4)(C) of the Code.

                                  ARTICLE IX

                                MISCELLANEOUS

9.1 Amendment, Suspension and Termination of Plan. The Board, at any time and from time to time, may suspend, terminate or amend the Plan. However, no suspension, termination or amendment of or to the Plan shall affect adversely the rights of any Participant with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such Participant. Unless terminated earlier, the Plan shall terminate on December 31, 2004.

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                                                                              14

9.2 Adjustments. In the event of a merger, recapitalization, stock dividend, reorganization, stock split, share consolidation or combination, or other similar event, the Committee shall make such adjustments in the number and type of Shares authorized by the Plan, the number and type of Shares covered by outstanding Options and the Exercise Prices specified therein and other amendments to the Plan as the Board, in good faith, determines to be appropriate and equitable.

9.3 Future Acquisitions or Dispositions. The EBITDA Targets are based upon certain revenue and expense assumptions about the future business of the Company and its Subsidiaries as of the Recapitalization Closing Date. Accordingly, if the Company or any Subsidiary acquires, by purchase or otherwise, or disposes of, by sale of stock or assets, the business, property, or fixed assets, of another Person, which acquisition or disposition, either singly or together with one or more other such transactions, will, in the Board's good faith determination, materially affect the Company's EBITDA, the Committee shall, in good faith, adjust the EBITDA Targets to reflect the projected effect of such transaction or transactions.

9.4 No Right to Participate. Except as otherwise agreed to by the Company, no Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again to receive a grant of Options.

9.5 No Employment Contract. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries for any period of time or to continue such employee's present (or any other) rate of compensation.

9.6 Construction of Plan. The terms of this Plan shall be administered in accordance with the laws (excluding conflict of interest laws) of the State of New York. Any dispute arising out of or relating to this Plan or its interpretation, termination or validity shall be resolved by arbitration in New York, New York pursuant to the Rules of the American Arbitration Association for commercial arbitrations.

9.7  Effective Date.  This Plan shall be effective as of October 29, 1997.